Exhibit 99


NEW ENGLAND BUSINESS SERVICE, INC.

NEBS 2000 STOCK OPTION PLAN FOR PREMIUMWEAR EMPLOYEES


1.  Purpose and General Matters

    (a) Purpose. The purposes of the NEBS 2000 Stock Option Plan for PremiumWear Employees (the "Plan") are (i) to grant options to purchase stock in New England Business Service, Inc. (the "Company") to certain executives of PremiumWear, Inc. ("PremiumWear") as a material inducement to their entering into employment agreements in connection with the Company's acquisition of PremiumWear, and (ii) to provide a means whereby the Company, by granting options to purchase stock in the Company, can retain certain other persons of ability as key employees of PremiumWear following its acquisition by the Company.

    (b) General Matters. It is intended that options granted under the Plan shall constitute non-qualified stock options (that is, options that do not qualify as incentive stock options or other statutory options under Section 421 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of the Plan and of each form of option agreement (the "Option Agreement") shall be construed accordingly. Except as otherwise provided herein, the words parent and subsidiary shall be interpreted in accordance with Section 424 of the Code.


2.  Administration


    The Plan shall be administered and interpreted by a committee (the "Committee") appointed by (and serving at the pleasure of) the Company's Board of Directors (the "Board"). The Committee shall consist of not less than two members of the Board, each of whom while serving as such shall be a person who in the opinion of counsel to the Company is (i) a "Non-Employee Director," as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934,as amended (the "Act"), and (ii) an "Outside Director," as such term is used in regulation 1.162-27(e)(3) under Section 162(m) of the Code. The acts of a majority of the Committee members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall constitute acts of the Committee.

    Subject to the provisions of the Plan, the Committee shall determine with respect to options granted to employees of
PremiumWear:

    (a)  the employees to whom options shall be granted;

    (b)  the number of shares to be optioned to each employee;

    (c)  [intentionally omitted];

    (d)  [intentionally omitted];

    (e) the terms and conditions of each agreement between the company and the employee to whom the Company has granted any option under the Plan.


    Consistent with the foregoing, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provisions of the Plan and to adopt rules and regulations for administering the Plan, as it may deem necessary. Decisions of the Committee shall be final and binding on all persons who have an interest in the Plan.

    No member of the Committee or of the Board shall be held liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.


3.  Stock


    (a) Shares Reserved under the Plan. Subject to the provisions of clause (c) below, the stock which shall be the subject of the options granted under the Plan shall be shares of the Company's Common Stock, par value $1 per share (the "Stock"), and the total number of shares of Stock as to which options may be granted under the Plan shall not exceed 105,083.

    (b) Status of Shares in Terminated or Surrendered Options. If any outstanding option under the Plan expires or is terminated for any reason, then the shares of Stock allocable to the unexercised or surrendered portion of such option shall be added to the remaining number of shares as to which future options may be granted under the Plan.

    (c) Adjustment of Shares Reserved under the Plan. If the Company shall combine or split the Stock or shall declare thereon any dividend payable in shares of Stock, or shall reclassify or take any other action of a similar nature affecting the Stock, then the number and class of shares of Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly, and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Board, upon recommendation of the Committee, to be necessary to maintain unimpaired and unenlarged the rights of the holder of such option, and any such determination shall be conclusive and binding upon such holder. After any such adjustment, the term "Stock" shall be deemed to mean the Stock as so adjusted.


4.  Eligibility


    All employees of PremiumWear ("Employees") shall be eligible to participate in the Plan and to receive grants of stock options hereunder. Officers of PremiumWear who are full-time Employees shall be eligible to participate in the Plan and to receive stock options hereunder. In no event will a director or officer of the Company be entitled to receive a grant of stock options hereunder, except for grants which qualify for an exemption from the New York Stock Exchange's shareholder approval policy, as set forth in paragraph 312.03(a)(1) of the New York Stock Exchange Listed Company Manual (or any successor provision), as in effect on the date of grant.


5.  Terms and Conditions of Options


    (a) Number of Shares. Each Option Agreement shall state the total number of shares to which it pertains. The maximum number of shares of Stock with respect to which options may be granted under the Plan to any Employee during any single calendar year shall be 25,000 shares.

    (b) Option Price. Each Option Agreement shall state a single option price applicable to all of the shares to which it pertains. The option price per share shall be the fair market value (the "Fair Market Value") of a share of Stock on the date the option is granted. For purposes of determining the option price (and for all other valuation purposes under the Plan) the Fair Market Value of a share of Stock shall be the last sales price per share of Stock as reported on the New York Stock Exchange prior to the date on which such option is granted (or on or prior to the date as to which such other valuation is made), or, if the Stock is not then listed on the New York Stock Exchange or if no price has been so reported within one week prior to the date of such issuance (or within one week prior to such other valuation date), such market value shall be as determined by a principal market maker for the Stock designated by the Committee.

    (c) Expiration of Options. Each Option Agreement shall state the date on which it shall expire, which (i) shall not be more than ten (10) years from the date of grant; and (ii) shall otherwise be as determined by the Committee.

    (d) Exercise. Any option may be exercised by the holder thereof (or his personal representative if exercised pursuant to clause (iii) of subsection (f) below) by giving notice in writing of such exercise to the Chief Financial Officer of the Company during the period that it is exercisable. The option price for the number of shares for which the option is exercised shall be due and payable at the time of such exercise. It shall be payable in United States dollars and may be paid in cash or by certified check, bank cashier's check, the surrendering of shares of the Company's Stock (which in the case of Stock acquired from the Company shall have been owned by the participant for at least six months prior to the date of surrender), which shall be valued at its Fair Market Value on the date of surrender in accordance with Section 5(b) of the Plan, or any other means approved by the Chief Financial Officer. The time of exercise of any option shall be the time at which such notice of exercise and payment are received by the Chief Financial Officer.

    (e) Waiting Period. The Committee may, in its discretion, provide that an option may not be exercised in whole or in part for any period or periods of time specified by the Committee. Except as so provided, any option may be exercised in whole at any time or in part from time to time during its term, provided that no option may be exercised for less than ten (10) shares unless the issue of a lesser number is sufficient to exhaust the option. Notwithstanding anything to the contrary in the Plan or in any Option Agreement (but subject to Section 11 below), the right to purchase all of the remaining shares under each option granted under the Plan that is outstanding on the date of occurrence of a Change in Control (as defined in Section 11 below) of the Company shall vest and become exercisable immediately upon the occurrence of such Change in Control.

    (f)  Termination of Employment.

        (i) Except after a Change in Control, each option held by an Employee whose employment with the Company or any subsidiary terminates other than by reason of retirement or death shall expire upon such cessation of employment unless the Board determines, in its sole discretion and upon such terms as it deems appropriate, that such option shall continue to be exercisable for a period after such cessation of employment (but in no event for a period beyond the remainder of the term thereof). Each option held by Employee whose employment with the Company or any subsidiary terminates upon or following a Change in Control shall remain exercisable for a period of time as provided in clause (v) below.

        (ii)  Subject to clause (iii) of this sub-section (f) and
Section 8 below, if an Employee retires holding an unexpired option, such option shall be exercisable by him or her during the remainder of the term thereof or for two (2) years following retirement, whichever period is shorter, and only as to not more than the number of shares as to which it was exercisable immediately prior to retirement (except as may otherwise be determined by the Board at the time of grant).

        (iii) Subject to Section 8 below, if an optionee dies holding an unexpired option, such option shall be exercisable by his or her personal representative as to not more than the number of shares as to which it was exercisable immediately prior to such optionee's death (except as may otherwise be determined by the Board at the time of grant), during, and only during, the period beginning with such death and ending with the earlier of the first anniversary of such death or the expiration date of the option.

        (iv)  [intentionally omitted]

        (v)  Subject to clause (iii) of this sub-section (f) and
Section 8 below, if an Employee's employment with the Company or any subsidiary terminates upon or within six months following a Change in Control, any unexpired option held by such Employee at the time of his or her termination shall remain exercisable for the remainder of the term thereof, or for three months following such termination, whichever period is shorter.

    (g) Assignability of Options. No options shall be assignable or transferable except by will or by the laws of descent and distribution as provided in clause (iii) of sub-section (f) above. During the lifetime of an optionee, any option granted to him or her shall be exercisable only by the optionee; provided that such option shall be exercisable on behalf of the optionee by his or her legal representative if the optionee is mentally incompetent.

    (h) Stockholder Rights. No person shall have any rights as a stockholder with respect to the shares of Stock subject to any option granted under the Plan until he or she shall have been issued a stock certificate for such shares.

    (i) Securities Law Compliance and Other Conditions. The delivery of Stock upon the exercise of an option shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding Stock is at the time listed on any stock exchange, the listing requirements of such exchange, and (iii) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer. Any Option Agreement may contain such other provisions (not inconsistent with the express provisions of the Plan) as the Committee shall deem advisable.

    (j) Tax Withholding. No shares of Stock shall be delivered pursuant to the exercise of an option unless arrangements satisfactory to the Company's Chief Financial Officer have been made for any required federal, state or local income tax or other withholdings.


6.  [intentionally omitted]


7.  Replacement Options

    The Committee may permit the voluntary surrender of all or a portion of any option granted under this Plan conditioned upon the granting to the option holder of a new option issued under the Plan for the same or a different number of shares. The new option shall be exercisable at such price, during such period and in accordance with such other terms and conditions as the Committee may determine, consistent with the provisions of this Plan, without regard to the price, period of exercise, or other terms or conditions of the option surrendered.


8.  Reorganization

    In case of any one or more reclassifications, changes, or exchanges of outstanding shares of the Company's Stock (other than as provided in sub-section (c) of Section 3), or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, change or exchange of outstanding shares of the Company's Stock), or in case of any one or more sales or conveyances to another corporation of the property of the Company as an entirety (any and all of which are hereinafter in this section called "Reorganizations"), the holder of each option then or thereafter outstanding shall have the right, upon any subsequent exercise thereof, to acquire the same kind and amount of securities and property which such holder would then hold if such holder had exercised such option immediately before the first of such Reorganizations and continued to hold all securities and property which came to such holder as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of same (the rights provided by Section 3(c) and this Section 8 being continuing and cumulative) except that, notwithstanding any provision of clause (ii), (iii) or (v) of sub-section (f) of
Section 5 to the contrary, the Board shall have the right, upon no less than thirty (30) days' notice to the holder of each outstanding option, to terminate the period n which all outstanding options may be exercised at the time of such Reorganization. Such notice shall be effective when mailed to such option holder by certified or registered mail addressed to him or her at the holder's address of record or when delivered in hand to such option holder. In such event all outstanding options, other than options as to which one of the events referred to in Sections 5(f)(ii) or (iii) has occurred, may be exercised, in whole or in part, and all outstanding options as to which one of the events referred to in Sections 5(f)(ii) or (iii) has occurred may be exercised, but only to the extent therein permitted, and only at any time prior to such Reorganization. A liquidation shall be deemed a Reorganization for the foregoing purposes.


9.  Amendment

    The Board may alter, amend, suspend or terminate the Plan at any time and from time to time and may alter and amend all Option Agreements granted hereunder. No amendment of the Plan or of any Option Agreement may, without the consent of the holder of an outstanding option granted under the Plan, adversely affect the rights of such holder under such option.


10. Effective Date and Term of Plan

    (a) Effective Date. The Plan shall become effective on the date of its approval by the Board (the "Effective Date"). The Committee may grant options under the Plan at any time on or after the Effective Date and before the date fixed herein for termination of the Plan.

    (b) Term of Plan. The Plan shall terminate on the 10th anniversary of the Effective Date. Any options outstanding under the Plan at the time of its termination shall continue to have force and effect in accordance with the provisions set forth in the Option Agreements evidencing such options.


11. Change in Control

    For purposes of this Plan a "Change in Control" shall mean:

    (a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of Stock or
(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors ("Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (B) any acquisition by the Company or by any corporation controlled by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a consolidation or merger if, following such consolidation or merger, the conditions described in clauses
(i), (ii) and (iii) of subsection (c) of this Section are satisfied; or

    (b) Individuals who, as of the effective date of the Plan determined pursuant to Section 10(a) above, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the Company's stockholders, was approved by a vote or resolution of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation in opposition (as such terms are used in Rule 14a-6 of Regulation 14A promulgated under the Exchange Act) to the election of directors conducted or to be conducted by or on behalf of a Person other than the Board; or

    (c) Adoption by the Board of a resolution approving an agreement of consolidation of the Company with or merger of the Company into another corporation or business entity in each case, unless, following such consolidation or merger, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger and/or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Stock and Outstanding Company Voting Securities immediately prior to such consolidation or merger in substantially the same proportions as their ownership, immediately prior to such consolidation or merger, of the Stock and/or Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation or other business entity resulting from such consolidation or merger and any Person beneficially owning, immediately prior to such consolidation or merger, directly or indirectly, 35% or more of the Stock and/or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of its directors (or other persons having the general power to direct the affairs of such entity) and (iii) at least a majority of the members of the board of directors (or other group of persons having the general power to direct the affairs of the corporation or other business entity) resulting from such consolidation or merger were members of the Incumbent Board at the time of the execution of the initial agreement providing for such consolidation or merger; provided, that any right to purchase shares of Stock which shall vest by reason of the action of the Board pursuant to this subsection (c) shall be divested, with respect to any shares not already purchased by the optionee or his or her personal representative or transferee, upon (A) the rejection of such agreement of consolidation or merger by the stockholders of the Company or (B) its abandonment by either party thereto in accordance with its terms; or

    (d) Adoption by the requisite majority of the whole Board, or by the holders of such majority of stock of the Company as is required by law or by the Certificate of Incorporation or By-Laws of the Company as then in effect, of a resolution or consent authorizing (i) the dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other business entity with respect to which, following such sale or other disposition,
(A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the outstanding voting securities of such corporation or other entity entitled to vote generally in the election of its directors (or other persons having the general power to direct its affairs) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Stock and/or Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation or other business entity and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Stock and/or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the then outstanding voting securities of such corporation or other business entity entitled to vote generally in the election of directors (or other persons having the general power to direct its affairs), and (C) at least a majority of the members of the board of directors (or other group of persons having the general power to direct its affairs of such corporation or other entity) were members of the Incumbent Board at the time of the execution of the initial agreement of action of the Board providing for such sale or other disposition of assets of the Company; provided, that any right to purchase shares of Stock which shall vest by reason of the action of the Board or the stockholders pursuant to this subsection (d) shall be divested, with respect to any shares not already purchased by the optionee or his or her personal representative or transferee, upon the abandonment by the Company of such dissolution, or such sale of or other disposition of assets, as the case may be.


12. Employment Rights

Neither the adoption of the Plan nor the grant of options shall confer upon any participant any right to continue as an employee of the Company or any parent or subsidiary (including without limitation PremiumWear) or affect in any way the right of the Company or parent or subsidiary (including without limitation PremiumWear) to terminate them at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of a participant even if the termination is in violation of an obligation of the Company or parent or subsidiary to the participant by contract or otherwise.

55
1

3